EXHIBIT 99.1

Nov. 30, 2004

DTE ENERGY POSTS SUMMARY OF DETROIT EDISON RATE ORDER

     DETROIT — DTE Energy (NYSE:DTE) today posted to its website a summary of the Michigan Public Service Commission’s (MPSC) Detroit Edison rate order.

     The summary, which can be found at www.dteenergy.com, provides a detailed discussion of the MPSC’s Nov. 23 order granting rate relief to Detroit Edison.

     DTE Energy is a Detroit-based energy company involved in the development and management of energy-related businesses and services nationwide. Its largest operating companies are Detroit Edison, an electric utility serving 2.1 million customers in Southeastern Michigan, and Michigan Consolidated Gas Co., a natural gas utility serving 1.2 million customers in Michigan.

     This News Release contains forward-looking statements that are subject to various assumptions, risks and uncertainties. They should be read in conjunction with the Forward-Looking Statements section in DTE Energy’s and Detroit Edison’s 2003 Form 10-K (which are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison that discuss important factors that could cause DTE Energy’s and Detroit Edison’s actual results to differ materially. DTE Energy and Detroit Edison expressly disclaim any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

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